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                                                                    EXHIBIT 99.1
                            SUNRISE TELECOM, INC.

                             RESTATED AND AMENDED

                        1993 EMPLOYEE STOCK OPTION PLAN

                                    Preamble
                                    --------

     Whereas, there is currently in effect an Incentive Stock Option Plan for
     -------
the benefit of the employees and directors of Sunrise Telecom, Inc., a California corporation, known as the 1993 Stock Option Plan (the "Plan"), and

     Whereas, it is in the best interest of the Company and the beneficiaries of
     -------
the Plan to restate and amend the Plan,

     Now, Therefore, the Plan is hereby amended and restated in its entirety to
     --------------
read as follows:

SECTION 1.  ESTABLISHMENT AND PURPOSE
-------------------------------------

     The plan was established in 1993 to offer the Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

SECTION 2.  DEFINITIONS
-----------------------

     (a) "Board" shall mean the Company's Board of Directors, as constituted
         -------
from time to time.

     (b) "Code" shall mean the Internal Revenue Code of 1986 as amended.
         ------

     (c) "Committee" shall mean a committee of the Board, as described in
         -----------
Section 3(a).
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     (d) "Company" shall mean Sunrise Telecom, Inc., a California Corporation.
         ---------

     (e) "Employee" shall mean any individual who is an employee (within the
         ----------
meaning of Section 422 of the Code and the regulations thereunder) of the Company or of a Subsidiary.

     (f) "Exercise Price" shall mean the amount for which one Share may be
         ----------------
purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

     (g) "Fair Market Value" shall mean the fair market value of Shares, as
         -------------------
determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (h) "ISO" shall mean an employee incentive stock option described in
         -----
Sections 422(a) and 422(b) of the Code.

     (i) "Nonstatutory Option" shall mean an employee stock option not described
         ---------------------
in sections 422(b), 423(b) or 424(b) of the Code.

     (j) "Option" shall mean an ISO or Nonstatutory Option granted under the
         --------
Plan and entitling the holder to purchase Shares.

     (k) "Optionee" shall mean an individual who holds an Option.
         ----------

     (l) "Plan" shall mean this Sunrise Telecom, Inc., 1993 Employee Stock
         ------
Option Plan.

     (m) "Service" shall mean service as an Employee.
         ---------

     (n) "Share" shall mean one share of Stock, as adjusted in accordance with
         -------
Section 9 (if applicable).

     (o) "Stock" shall mean the Common Stock of the Company.
         -------

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     (p) "Stock Option Agreement" shall mean the agreement between the Company
         ------------------------
and an Optionee which contains the terms, conditions and restrictions pertaining to his/her Option.

     (q) "Subsidiary" shall mean any corporation, if the Company and/or one or
         ------------
more of the Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (r) "Test Rate" shall mean the lowest rate of interest which will not
         -----------
result in the imputation of additional interest under the applicable provision of the Code.

SECTION 3.  ADMINISTRATION
--------------------------

     (a)  Committee Membership
          --------------------

     The plan shall be administered by the Committee, which shall consist of not less than two members of the Board. The members of the Committee shall be appointed by the Board. The members of the Committee shall be appointed by the Board for such terms as the Board may determine. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, may be filled by the Board. In the event that no Committee has been appointed, the full Board Shall serve as the Committee.

     (b)  Committee Procedures
          --------------------

     The Board shall designate one of the members of the Committee as Chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum

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exists, or acts reduced to or approved in writing by a majority of all Committee members, shall be valid acts of the Committee.

     (c)  Committee Responsibilities
          --------------------------

     Subject to the provisions of the Plan and any directions of the Board, the Committee shall have full authority and discretion to take the following actions:

          (i) To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv) To determine when Options are to be granted under the Plan;

          (v)  To select the Optionees;

          (vi) To determine the number of Shares to be made subject to each Option;

          (vii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

          (viii) To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement; and

          (ix) To take any other actions deemed necessary or advisable for the administration of the Plan.

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All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and on all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Option.

SECTION 4.  ELIGIBILITY
-----------------------

          (a)  General Rule
               ------------

          Only Employees (including officers and directors of the Company who are also Employees) shall be eligible for designation as Optionees by the Committee.

          (b)  Ten-Percent Shareholders
               ------------------------

          An Employee who owns more than 10 percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price under such ISO is at least 110 percent (110%) of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

          (c)  Attribution Rules
               -----------------

          For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

          (d)  Outstanding Stock
               -----------------

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          For purposes of Subsection (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the ISO to the Optionee. "Outstanding stock" shall not include reacquired shares or shares authorized for issuance under outstanding options held by the Optionee or by any other person.

SECTION 5.  STOCK SUBJECT TO PLAN
---------------------------------

          (a)  Basic Limitation
               ----------------

          The aggregate number of Shares which may be issued under the Plan shall not exceed 150,000 Shares, subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

          (b)  Additional Shares
               -----------------

          In the event that any outstanding Option for any reason expires or is cancelled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are repurchased by the Company pursuant to a right of repurchase, a right of first refusal or a similar right, such Shares shall again be available for the purposes of the Plan.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS
-------------------------------------------

          (a)  Stock Option Agreement
               ----------------------

          Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms

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and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

          (b)  Number of Shares
               ----------------

          Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option. Unless otherwise provided in any Stock Option Agreement under the Plan, in no case may an Option be exercised as to less than 100 Shares (unless the number of Shares covered by the Option is less than 100 in which case they must be exercised in their entirety).

          (c)  Exercise Price
               --------------

          Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in accordance with Section 7.

          (d)  Withholding Taxes
               -----------------

          As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any Federal, State or Local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any Federal, State or Local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

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          (e)  Exercisability and Term
               -----------------------

          Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years form the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when all or any part of an Option is to become exercisable and when such Option is to expire.

          (f)  Nontransferability
               ------------------

          During an Optionee's lifetime, his Option(s) shall be exercisable only by him and shall not be transferable. In the event of an Optionee's death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

          (g) Termination of Service (Except by Death or Disability)
              ------------------------------------------------------

          If an Optionee's Service terminates for any reason other than his death or disability, then his Options(s) shall expire on the earliest of the following occasions:

          (i) The expiration date determined pursuant to Subsection (e) above;
     or
          (ii) The 30th day following the termination of his Service.

The Optionee may exercise all or part of his Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extend that such Options had become exercisable before his Service terminated. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his Service but before the expiration of his Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired

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such Option(s) directly from him by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before his Service terminated.

          (h)  Leaves of Absence
               -----------------

          For purposes of Subsections (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

          (i)  Death or Disability of Optionee
               -------------------------------

          If an Optionee dies or becomes disabled while he is in Service, then his Option(s) shall expire on the earlier of the following dates:

               (i) The expiration date determined pursuant to Subsection (e) above;

     or
               (ii) The date 6 months after his death.

All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the Optionee, his personal representatives, conservator, attorney-in-fact, executors or administrators of his estate or by any person who has acquired such Option(s) directly from him by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before his death or disability. The balance of such Option(s) shall lapse when the Optionee dies or becomes disabled.

          (j)  Sequential Exercise
               -------------------

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          An ISO granted under the Plan (the "New Option") shall not be exercisable with respect to all or any part of the Shares subject thereto while there is outstanding any other ISO, granted to the Optionee (under this Plan or otherwise) prior to the grant of the New Option, to purchase any stock in the Company, in a Subsidiary, or in any predecessor corporation. For the purposes of the preceding sentence, an ISO shall be treated as "outstanding" until such ISO is exercised in full or expires by reason of the lapse of time.

          (k)  No Rights as a Shareholder
               --------------------------

          An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date when such stock certificate is issued, except as provided in
Section 9.

          (l) Modification, Extension and Renewal of Options
              ----------------------------------------------

          Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his rights or obligations under such Option.

          (m) Restrictions on Transfer of Shares
              ----------------------------------

          Any Shares issued upon exercise of an Option shall be subject to such special rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock

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Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.  PAYMENT FOR SHARES
------------------------------

          (a)  General Rule
               ------------

          The entire Exercise Price of Share issued under the Plan shall be payable in cash at the time when such Shares are purchased, except as follows:

               (i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made in one or both of the forms described in Subsections (b) and
          (c) below for all or any part of the Exercise Price.

               (ii) In the case of a Nonstatutory Option granted under the plan, the Committee (at its sole discretion) may accept payment in one or both of the forms described in Subsections (b) and (c) below for all or any part of the Exercise Price.

          (b)  Surrender of Stock
               ------------------

          To the extent that this Subsection (b) is applicable, payment may be made with Shares which have already been owned by the Optionee for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchases under the Plan.

          (c)  Promissory Note
               ---------------

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          To the extent that this Subsection (c) is applicable, payment may be made with a full-recourse promissory note executed by the Optionee. Such note shall bear interest at a rate not less than the applicable Test Rate. Subject to the preceding sentence, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any), and other provisions of such note. The Committee may require that the Optionee pledge his Shares to the Company for the purpose of securing the payment of such note, and the Committee may require that the certificate(s) representing such Shares be held in escrow in order to perfect the Company's security interest. This Subsection (c) shall in no event be applicable to any individual who is not an Employee when the note is to be exercised.

SECTION 8.  LIMITATION ON ANNUAL ISO AWARDS
-------------------------------------------

          To the extent that the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to this subsection) are exerciseable for the first time by any individual during any calendar year (under all plans of the Company or its subsidiary) exceeds $100,000, such options shall be treated as options which are not incentive stock options.

SECTION 9.  ADJUSTMENT OF SHARES
--------------------------------

          In the event that the outstanding Shares are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares or declaration of stock dividends, the total number and/or kind of Shares for the purchase of which Options may be granted under the Plan, and the number and/or kind of Shares as to which Options (or portions thereof) are outstanding, shall be adjusted

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proportionately by the Committee. Any adjustment of an outstanding Option shall be made without a change in the total Exercise Price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Exercise Price Per Share. Any adjustment under this Section 9 shall be subject to the provisions of the Company's Articles of Incorporation, as amended, and applicable law.

SECTION 10.  LEGAL REQUIREMENTS
-------------------------------

          Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 11.  NO EMPLOYMENT RIGHTS
---------------------------------

          No provision of the Plan, nor any Option granted under the Plan, shall be construed to give any person any right to remain an Employee. The Company and its subsidiaries reserve the right to terminate any person's Service at any time, with or without cause.

SECTION 12.  DURATION AND AMENDMENTS
------------------------------------

          (a)  Term of the Plan
               ----------------

          The Amendment and Restatement of the Plan as set forth herein shall become effective on August 1, 1995, subject to the approval of the Company's shareholders. The Plan shall terminate automatically on August 31, 2003, and may be terminated on any earlier date pursuant to Subsection (b) below.

          (b) Right to Amend or Terminate the Plan
              ------------------------------------

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          The Board may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 9), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's shareholders. Shareholder approval shall not be required for any other amendment of the Plan.

          (c) Effect of Amendment or Termination
              ----------------------------------

          No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued and sold or any Option previously granted under the Plan.

SECTION 13.  USE OF PROCEEDS
----------------------------

          All cash proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

SECTION 14.  OTHER COMPENSATION PLANS
-------------------------------------

          The adoption of the Plan shall not affect any other incentive plan or any other compensation plan in effect for the employees of the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan for employees of the Company.

SECTION 15.  EXECUTION
----------------------

          To record the adoption of this Amendment and Restatement of the Plan by the Board on August 1, 1995, the Company has caused its authorized officers to execute the same.


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                                    By ____________________________
                                              President



                                    By ____________________________
                                              Secretary

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